EXHIBIT 21.1

SYKES ENTERPRISES, INCORPORATED

LIST OF SUBSIDIARIES

As of March 1, 2013, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

State or Jurisdiction of Organization
Sykes Australia Pty. Ltd.	Australia
Sykes Financial Services Pty. Ltd.	Australia
Sykes (Bermuda) Holdings Limited	Bermuda
Sykes Offshore Holdings Limited	Bermuda
Sykes do Brasil Servicos de Teleatendlmento Para Clientes	Brazil
Sykes Assistance Services Corporation	Canada
ICT Canada Marketing, Inc.	Canada
Alpine Access Canada, Inc	Canada
Sykes Colombia S.A.S.	Colombia
Alpine Access, Inc.	Delaware
Sykes Latin America, S.A.	Costa Rica
ICT Enterprises, Inc.	Delaware
ICT Accounts Receivable Management, Inc.	Delaware
Sykes Enterprises Denmark ApS	Denmark
Sykes El Salvador, Ltda	El Salvador
Sykes Egypt LLC	Egypt
Sykes Finland Oyin	Finland
Sykes Enterprises – South Africa, Inc.	Florida
Sykes Realty, Inc.	Florida
Sykes Telehealth Services, Inc.	Florida
SEI Consulting Services, Inc.	Florida
SEI Employment Services, Inc.	Florida
Sykes Enterprises Bochum GmbH & Co. KG	Germany
Sykes Enterprises GmbH	Germany
Sykes Berlin GmbH & Co. KG	Germany
Sykes Enterprises Support Services B.V. & Co. KG	Germany
Sykes Central Europe Kft	Hungary
Sykes Enterprises (India) Pvt Ltd	India
Sykes Business Services of India Private Limited	India
Sykes India Holdings Corporation	Mauritius
Eurotel Marketing Limited	Ireland
Sykes Enterprises Italy S.r.L	Italy
SEI International Services S.a.r.l.	Luxembourg
ICT Marketing Services of Mexico, S. de R.L. de C.V.	Mexico
Sykes Enterprises Norway AS	Norway
Sykes Enterprises Eastern Europe S.R.L.	Romania

State or Jurisdiction of Organization
LINK Network Limited	Scotland
Sykes Global Services Limited	Scotland
ICT Marketing Services of Asia Pacific Pte. Ltd	Singapore
Sykes Slovakia Sro	Slovakia
Sykes Datasvar Support AB	Sweden
McQueen International B.V.	The Netherlands
Sykes Enterprises Incorporated BV	The Netherlands
Sykes Enterprises Incorporated Holdings B.V.	The Netherlands
Sykes International Holdings BV	The Netherlands
Sykes Netherlands Group B.V.	The Netherlands
Shanghai Pintian Information Technology Service Co., Ltd.	The Peoples Republic of China
Guangzhou Pin Duo Information Technology Service Co. Ltd.	The Peoples Republic of China
Sykes (Shanghai) Co. Ltd	The Peoples Republic of China
Sykes Asia Inc.	The Philippines
Sykes Marketing Services, Inc.	The Philippines